REPLACEMENT RESERVE AND SECURITY AGREEMENT

          THIS REPLACEMENT RESERVE AND SECURITY AGREEMENT ("Agreement") is made as of the ____ day of ______, 1998, by and between KENNEDY BOULEVARD ASSOCIATES I, L.P., a Pennsylvania limited partnership having an address at c/o Insignia Properties Trust, One Insignia Financial Plaza, Greenville, South Carolina 29601 ("Borrower") and LEHMAN BROTHERS HOLDINGS INC. D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation having its principal place of business at Three World Financial Center, 200 Vesey Street, New York, New York 10285 ("Lender").

                                  RECITALS:

          A. Borrower by its promissory note of even date herewith given to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the "Note") is indebted to Lender in the principal sum of $23,000,000.00 in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note (the indebtedness evidenced by the Note, together with such interest accrued thereon, shall collectively be referred to as the "Loan"), principal and interest to be payable in accordance with the terms and conditions provided in the Note.

          B. The Loan is secured by, among other things, a Mortgage and Security Agreement (the "Security Instrument"), dated as of even date herewith, which grants Lender a first lien on the property encumbered thereby (the "Property"). All and any of the documents other than the Note, the Security Instrument and this Agreement now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guarantee payment of the Note are referred to as the "Other Security Documents."

          C. Lender requires as a condition to the making of the Loan that Borrower enter into this Agreement and make certain deposits with Lender as provided in this Agreement as additional security for all of Borrower's obligations under the Note, the Security Instrument and the Other Security Documents.

                                  AGREEMENT:

          For good and valuable consideration the parties hereto agree as follows:

          1.   Deposits.

          (a) Concurrently with the execution of this Agreement, Borrower shall deposit with Lender -0- Dollars ($-0-) (the "Deferred Maintenance Deposit").
The Deferred Maintenance Deposit represents one hundred percent (100%) of the estimated cost to complete the Replacements (as defined in Section 3(a)) described on Exhibit C.

          (b) On each date that a regularly scheduled payment of principal or interest is due under the Note, Borrower shall deposit with Lender the applicable Monthly Deposit (defined in Section 1(c) of this Agreement.

          (c) The "Monthly Deposit" required to be made each month during the term of the Loan is $17,489.75 for the payment of Replacements and Tenant Improvements and Leasing Commissions. The amount of the Monthly Deposit may be increased by Lender in accordance with Section 8 of this Agreement.

          (d) 65% of each Monthly Deposit (i.e. $11,295.58 of the Monthly Deposit) shall be allocated for the payment of Replacements (the "Replacement Account"). The remaining portion of each Monthly Deposit (i.e. $6,194.17 of the Monthly Deposit) shall be allocated for the payment of Tenant Improvements and Leasing Commissions (as defined below) (the "Leasing Account"). Lender shall maintain a record of all deposits into and withdrawals from the Reserve (defined in Section 1(e) of this Agreement) and their allocation to the Replacement Account and the Leasing Account.

          (e) Lender shall deposit each Monthly Deposit, as received, in an escrow account (the "Reserve"). The Reserve shall not constitute a trust fund and may be commingled with other monies held by Lender. Lender or a designated representative of Lender shall have the sole right to make withdrawals from such account. Provided Borrower complies with the provisions of Section 12 hereof, the Reserve shall be held in an interest bearing account. Lender shall have no responsibility or liability for the amount of interest earned on the Reserve. All interest earned on funds in the Reserve shall be added to and become part of the Reserve, shall be allocated pro rata to the Replacement Account and the Leasing Account, and shall be for the benefit of Borrower, subject to Lender's rights pursuant to the terms of this Agreement.

          2.   Security.

          (a) Borrower assigns to Lender the Deferred Maintenance Deposit and the Reserve as additional security for all of Borrower's obligations under the Note, the Security Instrument and the Other Security Documents; provided, however, that Lender shall make disbursements from the Reserve in accordance with the terms of this Agreement.

          3.   Disbursements.

          (a) Lender shall make disbursements from the portion of the Reserve allocated to the Replacement Account to reimburse Borrower for the costs of those items listed in Exhibit A attached hereto and made a part of this Agreement (collectively the "Replacements"). Lender shall not be obligated to make disbursements from the portion of the Reserve allocated to the Replacement Account to reimburse Borrower for the costs described on Exhibit B attached hereto and made a part hereof.

          (b) Lender shall make disbursements from the portion of the Reserve allocated to the Leasing Account to reimburse Borrower for the cost of (i) tenant improvements required under any new Lease or modification, renewal or extension of any existing Lease which is entered into after the date hereof, provided that (A) any such Lease, modification, renewal or extension is entered into in accordance with terms and provisions of the Security Instrument and the Other Security Documents (collectively, the "Tenant Improvements") and (B) such disbursement shall not, with respect to such Lease, modification, renewal or extension, exceed the amount shown on Exhibit E on a per square foot basis, and
(ii) leasing commissions (including any so-called "override" leasing commissions which may be due to any leasing or rental agent engaged by Borrower for the Property in the event that an agent other than such agent shall also be entitled to a leasing commission) incurred by Borrower in connection with the leasing of the Property or a portion thereof, provided that (A)(x) such leasing commissions and "override" leasing commissions are reasonable and customary for properties similar to the Property and the portion of the Property leased for which such leasing commission and "override" leasing commission is due, and (y) the amount of such leasing commissions and "override" leasing commissions are determined pursuant to arms length transactions between Borrower and any leasing agent to which a leasing commission or "override" leasing commission is due, and excluding any leasing commissions and "override" leasing commissions which shall be due any general partner, or shareholder of Borrower (collectively, "Leasing Commissions"), (B) such commissions are payable in connection with a new Lease or modification, renewal or extension of an existing Lease which is entered into after the date hereof in accordance with the provisions of the Security Instrument and the Other Security Documents, and (C) such disbursement shall not, with respect to any Lease or modification, extension or renewal thereof, exceed the amount shown on Exhibit E on a per square foot basis.

          (c) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 3 and Section 4 below, disburse to Borrower amounts from the Reserve necessary to reimburse Borrower for the actual costs of (i) any approved Leasing Commissions upon satisfactory evidence that the obligations of the leasing agent have been fully performed and (ii) any approved Replacements and Tenant Improvements upon satisfactory completion of such Replacements or Tenant Improvements (or upon partial completion in the case of Replacements or Tenant Improvements made pursuant to Section 3(h)), as determined by Lender in its sole discretion. In no event shall Lender be obligated to disburse funds from the Reserve if an Event of Default (as defined in Section 5.1 herein) exists under the Note, the Security Instrument, or this Agreement (including but not limited to Borrower's failure to pay in full any fees, costs and expenses then due and payable under this Agreement).

          (d) Each request for disbursement from the Reserve in connection with a Replacement or a Tenant Improvement shall be in a form specified or approved by Lender and shall at a minimum set forth:

          (i) the Replacements or Tenant Improvements for which such disbursement is requested,

          (ii) the quantity and price of each item purchased, if the Replacement or Tenant Improvement includes the purchase or replacement of specific items (such as appliances),

          (iii) the price of all materials (grouped by type or category) used in any Replacement or Tenant Improvement other than the purchase or replacement of specific items, and

          (iv) the cost of all contracted labor or other services applicable to each Replacement or Tenant Improvement for which such request for disbursement is made.

With each such request Borrower shall certify that the applicable Replacements and Tenant Improvements have been completed, and have been made in accordance with all applicable laws, ordinances, and regulations of any governmental office or authority having jurisdiction over the Property. Each request for disbursement shall include (i) to the extent the items set forth in such request have been paid by Borrower, waivers of lien from each contractor providing materials, labor or services, and evidence of the payment of such items satisfactory to Lender, (ii) to the extent such items have not been paid by Borrower, copies of invoices for all items or materials purchased and all contracted labor or services in form satisfactory to Lender and (iii) unless previously delivered to Lender in accordance with the terms hereof, waivers of lien and evidence satisfactory to Lender that all contractors and other persons who were the subject of previous disbursements from the Reserve have been paid in full.

          (e) Each request for disbursement from the Reserve in connection with a Leasing Commission shall be in a form specified or approved by Lender and shall at a minimum set forth.

               (i) The Leasing Commissions for which such disbursement is requested; and

               (ii) The amount of each Leasing Commission.

With each such request Borrower shall certify that the obligations of the leasing agent have been fully performed, and Borrower shall also deliver a certification from the leasing agent that no further sums are due to it in connection with the applicable Leasing Commission. Each request for disbursement shall include copies of invoices and bills for such Leasing Commissions.

          (f) To the extent disbursements from the Reserve are intended to pay contractors and other persons who have not yet been paid by Borrower, such disbursements shall constitute a trust fund in the possession of Borrower for the benefit of such persons and shall be promptly applied by Borrower to the payment of such persons.

          (g) Except as provided in Section 3(h), each request for disbursement from the Reserve shall be made only after completion of the Replacement for which such disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender, of completion.

          (h) If (i) the time required to complete a Replacement or Tenant Improvement exceeds one month, (ii) the contractor performing a Replacement or Tenant Improvement requires periodic payments pursuant to terms of a written contract, (iii) the total cost of such Replacement or Tenant Improvement exceeds $25,000, and (iv) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the portion of Reserve allocated to the Replacement Account or the Leasing Account (as the case may be) may be made after completion of a portion of the work under such contract, provided (u) such contract requires payment upon completion of such portion of the work, (v) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, (w) all other conditions in this Agreement for disbursement have been satisfied, (x) funds remaining in the Replacement Account or Leasing Account (as the case may be) are, in Lender's judgment, sufficient to complete such Replacement or Tenant Improvement and the other Replacements or Tenant Improvements when required (y) the cost of the portion of the work completed under such contract exceeds $5,000, and (z) each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor. Borrower shall not make a request for disbursements more frequently than monthly under this subsection.

          (i) Except for disbursements to be made pursuant to Section 3(h), Borrower shall not make a request for disbursement from the Reserve more frequently than once in any calendar month.

          (j) Borrower shall not make a request for disbursement from the Reserve in an amount less than the lesser of (i) $5,000, or (ii) except as set forth in Section 3(h), the total cost of the Replacement, Tenant Improvement or Leasing Commission for which the disbursement is requested.

          (k) Borrower shall not make a request for disbursement from the Reserve (A) for a Replacement in an amount greater than the amount allocated to the Replacement Account, or (B) for a Tenant Improvement or Leasing Commission in an amount greater than the amount allocated to the Leasing Account.

          (l)  In connection with any Replacement or Tenant Improvement that is
(i) a structural repair or improvement, or (ii) a replacement or repair of a major component or element of any part of the Property, Lender may require, at Borrower's expense, one or more inspections and/or certificates of completion by an appropriate independent, qualified professional (e.g., architect, engineer, consultant) approved by Lender.

          4.   Performance of Replacements.

          4.1  Workmanlike Completion; Additional Replacements.

          (a) Borrower shall complete all Replacements and Tenant Improvements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement or Tenant Improvement. Lender shall have the right to approve all subcontractors, contractors or other parties providing labor or materials in connection with the Replacements and Tenant Improvements costing in excess of $10,000, which approval shall not be unreasonably withheld or delayed. Upon Lender's request, Borrower shall assign any contract to Lender.

          (b) If Borrower abandons or fails to proceed diligently with and complete any Replacements and Tenant Improvements in a timely fashion or an Event of Default has occurred, Lender shall have the right (but not the obligation) to enter upon the Property and take over and cause the completion of such Replacements and Tenant Improvements. Any contracts entered into or indebtedness incurred upon the exercise of such right may be in the name of Borrower, and Lender is hereby irrevocably appointed the attorney in fact of Borrower, such appointment being coupled with an interest, to enter into such contracts, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions and proceedings in connection with the Replacements and Tenant Improvements and the payment, settlement or compromise of all bills and claims for materials and work performed in connection with the Replacements and Tenant Improvements) and do any and all things necessary or proper to complete any Replacements and Tenant Improvements including signing Borrower's name to any contracts and documents as may be deemed necessary by Lender. In no event shall Lender be required to expend its own funds to complete any Replacements and Tenant Improvements, but Lender may, in its sole discretion, advance such funds. Any funds advanced shall be added to the outstanding balance of the Loan, secured by the Security Instrument, bear interest at the Default Rate (as defined in the Note) and payable to Lender by Borrower in accordance with the provisions of the Security Instrument pertaining to the protection of Lender's security and advances made by Lender. Borrower waives any and all claims it may have against Lender for materials used, work performed or resultant damage to the Property.

          4.2  Deferred Maintenance.

          Notwithstanding anything contained herein to the contrary, Borrower agrees to perform all Replacements shown on Exhibit C within sixty (60) days after the date hereof, except to the extent a different time period with respect to the completion of any such Replacement is expressly set forth on Exhibit C, in which case such Replacement shall be performed within the time period so specified. Notwithstanding anything to the contrary contained herein, (i) the Deferred Maintenance Deposit shall be used solely for the payment of the actual costs of the Replacements described on Exhibit C until such time as such Replacements are completed in accordance with the terms of this Agreement and
(ii) Borrower shall not be entitled to receive disbursements from the Deferred Maintenance Deposit in excess of the amounts budgeted for each Replacement on Exhibit C, except to the extent that Borrower shall achieve cost savings with respect to other amounts budgeted for Replacement items described on Exhibit C, in which event such cost savings may be applied to cost overruns with respect to other Replacement items described therein. All conditions, covenants and agreements set forth herein with respect to a disbursement from the Reserve shall apply to the disbursements from the Deferred Maintenance Deposit.

          4.3  Entry Onto Property: Inspections.

          (a) Borrower shall permit Lender or Lender's representatives (including an independent person such as an engineer, architect, consultant or contractor) making Replacements or Tenant Improvements pursuant to Section 4.1(b) of this Agreement to enter onto the Property during normal business hours (subject to the rights of tenants under their leases) (i) to inspect the condition of the Property, (ii) inspect the progress of any Replacements or Tenant Improvements and all materials being used in connection therewith, (iii) to examine all plans and shop drawings relating to such Replacements or Tenant Improvements which are or may be kept at the Property, and (iv) to complete any Replacements or Tenant Improvements made pursuant to Sections 4.1 (b). Borrower agrees to cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 4.3 or the completion of Replacements or Tenant Improvements pursuant to Sections 4.1(b).

          (b) Lender may inspect the Property in connection with any Replacement or Tenant Improvement prior to disbursing funds from the Reserve for such Replacement or Tenant Improvement. In addition to Lender's costs and expenses, Borrower shall pay Lender a reasonable inspection fee not exceeding $400.00 for each such inspection by Lender. Lender, at Borrower's expense, also may require an inspection by an appropriate independent qualified professional selected by Lender and/or a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Reserve.

          4.4  Lien-Free Completion.

          (a) Borrower covenants and agrees that each of the Replacements and Tenant Improvements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement or Tenant Improvement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those liens existing on the date of this Agreement which have been approved in writing by Lender).

          (b) Prior to each disbursement from the Reserve, Lender may require Borrower to provide Lender with either (i) a search of title to the Property effective to the date of the disbursement, or (ii) an endorsement to the title insurance policy insuring Lender's interest in the Property which updates the effective date of the policy to the date of the disbursement, which search or title endorsement shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the Property since the date of recordation of the Security Instrument (other than liens which Borrower is diligently contesting in good faith and which have been bonded off to the satisfaction of Lender) and that title to the Property is free and clear of all liens (other than the lien of the Security Instrument and any other liens previously approved in writing by Lender, if any).

          (c) In addition, as a condition to any disbursement for any Replacement, series of related Replacements or Tenant Improvements, Lender may require Borrower to obtain from each contractor, subcontractor, or materialman an acknowledgment of payment and release of lien for work performed and materials supplied. Any such acknowledgment and release shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, subcontractor or materialman through the date covered by the current reimbursement request.

          5.   Event of Default.

          5.1 Event of Default Under this Agreement. An "Event of Default" shall occur under this Agreement if Borrower fails to comply with any provision of this Agreement and such failure is not cured within thirty (30) days after notice from Lender, provided that, if such failure does not involve merely the payment of money and cannot be cured within thirty (30) days of Lender's notice, Borrower shall have such additional period of time, not to exceed ninety (90) days from Lender's notice, to cure same before such failure shall constitute an Event of Default hereunder. Borrower understands that an Event of Default under this Agreement shall be deemed to be an Event of Default under the terms of the Note, the Security Instrument and the Other Security Documents, and that in addition to the remedies specified in this Agreement, Lender shall be able to exercise all of its rights and remedies under the Note, the Security Instrument and the Other Security Documents upon an Event of Default. If an Event of Default occurs under the Note, the Security Instrument or any of the Other Security Documents, such event shall be deemed an Event of Default hereunder.

          5.2 Application of Reserve and Deferred Maintenance Deposit Upon an Event of Default.

          (a) The funds held in the Reserve and the Deferred Maintenance Deposit are pledged as additional security for the indebtedness evidenced by the Note and secured by the Security Instrument. Following the occurrence of an Event of Default, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve and the Deferred Maintenance Deposit unless and until all amounts secured by the Security Instrument have been paid in full and the lien of the Security Instrument has been released or assigned by Lender. Upon any such Event of Default, Lender may in its sole and absolute discretion, use the Reserve and the Deferred Maintenance Deposit (or any portion thereof) for any purpose, including but not limited to (i) repayment of any indebtedness secured by the Security Instrument, including but not limited to principal prepayments and the prepayment premium applicable to such full or partial prepayments (as applicable); provided, however, that such application of funds shall not cure or be deemed to cure any Event of Default; (ii) reimbursement of Lender for all losses and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such an Event of Default; (iii) completion of the Replacements and Tenant Improvements as provided in Section 4.1, or for any other repair or replacement to the Property;
(iv) payment of any Leasing Commissions then due and payable, or (v) payment of any amount expended in exercising (and exercise) all rights and remedies available to Lender at law or in equity or under this Agreement or under the Note, the Security Instrument or any of the Other Security Documents.

          (b) Nothing in this Agreement or the Security Instrument shall obligate Lender to apply all or any portion of the Reserve or the Deferred Maintenance Deposit on account of any Event of Default by Borrower or to repayment of the indebtedness secured by the Security Instrument or in any specific order of priority.

          5.3 Borrower's Other Obligations. Nothing contained in this Agreement shall in any manner whatsoever alter, impair or affect the obligations of Borrower, or relieve Borrower of any of its obligations to make payments and perform all of its other obligations required under the Note, the Security Instrument or the Other Security Documents.

          6. Subsequent Requirement of Monthly Deposits. Commencing on the first date that a regularly scheduled payment of principal or interest is due under the Note, and continuing each consecutive month thereafter, Borrower shall be required to make the Monthly Deposits provided for hereunder until and unless Lender approves a temporary deferral or a reduction in the amount of the Monthly Deposits; provided, however, that if Lender approves either a temporary deferral or reduction in the amount of the Monthly Deposits, such action by Lender shall not prevent Lender, in the event of an Event of Default by Borrower under this Agreement, the Note, the Security Instrument or the Other Security Documents (or upon any other date that Lender may deem appropriate) from requiring Borrower to subsequently resume payment of the Monthly Deposits.

          7. Remedies Cumulative. None of the rights and remedies herein conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

          8. Insufficient Balance. The insufficiency of any balance in the Reserve or the Deferred Maintenance Deposit shall not abrogate Borrower's agreement to fulfill its obligations contained herein or in the Security Instrument. In the event Lender determines that (i) the balance of any of the Replacement Account or the Leasing Account is less than the current estimated cost to make the Replacements or the Tenant Improvements and Leasing Commissions which Borrower, in the prudent operation of the Property, can reasonably be anticipated to incur during the succeeding twenty four (24) months, or (ii) the balance of the Deferred Maintenance Deposit is less than the amount necessary to complete the items set forth on Exhibit D, Borrower shall deposit the shortage within ten (10) days of request by Lender. In the event Lender determines from time to time based on Lender's inspections that the amount of the Monthly Deposit is insufficient to fund the cost of likely Replacements, Tenant Improvements and Leasing Commissions and related contingencies that may arise during the remaining term of the Loan, Lender may require an increase in the amount of the Monthly Deposits upon thirty (30) days prior written notice to Borrower.

          9. Indemnification. Borrower agrees to indemnify Lender and to hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys' fees and expenses) arising from or in any way connected with the performance of the Replacements and Tenant Improvements or the holding or investment of the Reserve or in connection with any Leasing Commissions. Borrower assigns to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements and Tenant Improvements or acting as a leasing agent in connection with Leasing Commissions; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred.

          10. Determinations by Lender. In any instance in this Agreement where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender, at its sole and exclusive option and in its sole and absolute discretion.

          11. Borrower's Records. Borrower shall furnish such financial statements, invoices, records, papers and documents relating to the Property as Lender may reasonably require from time to time to make the determinations permitted or required to be made by Lender under this Agreement.

          12. Interest Fees. If Borrower wishes to earn interest on the Reserve, Borrower shall be required to pay a one-time set-up fee on the date hereof of $250.

          13. No Third Party Beneficiary. This Agreement is intended solely for the benefit of Borrower and Lender and their respective successors and assigns, and no third party shall have any rights or interest in the Replacement Reserve, this Agreement, the Note, the Security Instrument or any of the Other Security Documents. Nothing contained in this Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party, nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Agreement.

          14. Completion of Replacements. Lender's approval of any plans for any Replacement, any Tenant Improvement, release of funds from the Replacement Reserve, inspection of the Property by Lender or Lender's agents, or other acknowledgment of completion of any Replacement or Tenant Improvement in a manner satisfactory to Lender shall not be deemed an acknowledgment or warranty of Lender to any person that the Replacement or Tenant Improvement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental agency.

          15. No Agency or Partnership. Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.

          16. Choice of Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the state in which the Property is located and applicable laws of the United States of America.

          17. Termination of Reserve. After payment in full of all sums evidenced by the Note and secured by the Security Instrument and release or assignment by Lender of the lien of the Security Instrument, Lender shall disburse to Borrower all amounts remaining in the Reserve.

          18. Notices. All notices or other written communications to Borrower or Lender hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to Borrower or Lender at their addresses set forth in the Security Instrument or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 18, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in New York, New York. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

          19. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          20. Liability. If Borrower consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

          21. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

          22. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          23. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

          24. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          25. Definitions. The word "Lender" as used herein includes Lender and any and all of its agents. All capitalized words and phrases not otherwise defined herein shall have the meanings ascribed to them in the Security Instrument.

          26. Miscellaneous. Wherever pursuant to this Agreement it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in-house staff or otherwise.

          27. Exculpation. Borrower's obligations under this Agreement are subject to the provisions of paragraph 50 of the Security Instrument, and such provisions are incorporated herein by reference.
                        [NO FURTHER TEXT ON THIS PAGE]
          IN WITNESS WHEREOF the undersigned have executed this agreement as of the date and year first written above.


                    BORROWER:

                    KENNEDY BOULEVARD ASSOCIATES I, L.P., a Pennsylvania limited partnership

                         By: KENNEDY BOULEVARD ASSOCIATES II, L.P., a Pennsylvania limited partnership, its general partner

                              By:  KENNEDY BOULEVARD I GP, L.L.C., a South
                                   Carolina limited liability company, its
                                   general partner

                                   By:  CONSOLIDATED CAPITAL INSTITUTIONAL
                                        PROPERTIES, a California limited
                                        partnership, its sole member

                                        By:  CONCAP EQUITIES, INC., a Delaware
                                             corporation, its general partner

                                           By: /s/ Robert D. Long, Jr.
                                               Robert D. Long, Jr.
                                               Vice President


                    LENDER:

                    LEHMAN BROTHERS HOLDINGS INC., D/B/A LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

                    By:
                         Name:
                         Title:
                                  EXHIBIT A

LIST OF REPLACEMENTS


     Except as specifically excluded in Exhibit B hereof, Replacements shall consist of all capital repairs or replacements to the improvements or personal property located on the Property, including, but not limited to, (i) structural improvements and replacements, (ii) resurfacing, striping and sealing of parking lots, (iii) roofing, (iv) window, window treatment, storefront and door replacements, (v) brick pointing, (vi) curbing, (vii) installation or replacement of HVAC systems, (viii) substantial improvement and replacement of plumbing, sprinkler and electrical systems, (ix) the cost of replacing carpeting, blinds, equipment and appliances, (x) painting of the exterior of the Property and (xi) the costs of any repairs, improvements, equipment, alterations, additions, changes, replacements and other items which, under generally accepted accounting principles, consistently applied, are properly classified as capital expenditures or capital improvements.


                                  EXHIBIT B

                         EXCLUSIONS FROM REPLACEMENTS

          Notwithstanding the provisions of Exhibit A hereto or anything else contained in this Agreement to the contrary, the following costs shall not constitute "Replacements" and Lender shall not be obligated to make disbursements from the Replacement Reserve to reimburse Borrower for such costs:

          (a)  costs of routine maintenance to the Property;

          (b) the costs of salaries, benefits and administrative expenses related to the employment of (i) officers and executives of Borrower, and of employees of Borrower above the level of building manager, and (ii) employees of Borrower at or below the level of building manager except, in the case of (ii), those costs which Borrower can demonstrate to Lender's satisfaction to be properly allocable to the work performed by such employees in connection with Replacements;

          (c) the cost of any items for which Borrower is reimbursed by insurance or otherwise;

          (d)  the cost of any landscaping work to the Property;

          (e) the cost of any material additions or material alterations to the Property after the date hereof.


                                  EXHIBIT C

                              SCHEDULED REPAIRS


SCHEDULED REPAIRS

          NONE



                                   EXHIBIT D


                                      NONE



                                   EXHIBIT E

                  TENANT IMPROVEMENTS AND LEASING COMMISSIONS


TENANT IMPROVEMENTS

     Tenant Improvement Allowance $___________ per square foot of leased space.

LEASING COMMISSIONS

     Leasing Commissions Allowance $__________ per square foot of leased space.